AMENDED AND RESTATED SCHEDULE A
TO THE AMENDED AND RESTATED SUPERVISION AND ADMINISTRATION AGREEMENT
BETWEEN
GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC
DATED DECEMBER 19, 2011

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of November 16, 2012:

Name of Fund	Annual Supervision and Admin Fee	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X FTSE Nordic Region ETF	0.50%	September 26, 2008	November 16, 2012	August 17, 2009
Global X FTSE Denmark 20 ETF	0.50%	October 2, 2009	November 16, 2012
Global X FTSE Finland 25 ETF	0.50%	October 2, 2009	November 16, 2012
Global X FTSE Norway 30 ETF	0.50%	October 2, 2009	November 16, 2012	November 9, 2010
Global X FTSE Argentina 20 ETF	0.74%*	December 5, 2008	November 16, 2012	March 2, 2011
Global X FTSE Colombia 20 ETF	0.68%*	December 5, 2008	November 16, 2012	February 5, 2009
Global X Pakistan KSE-30 ETF	0.68%*	October 2, 2009	November 16, 2012
Global X Emerging Africa ETF	0.63%*	October 2, 2009	November 16, 2012
Global X FTSE United Arab Emirates 20 ETF	0.98%	October 2, 2009	November 16, 2012
Global X China Consumer ETF	0.65%	October 2, 2009	November 16, 2012	November 30, 2009
Global X China Energy ETF	0.65%	October 2, 2009	November 16, 2012	December 15, 2009
Global X China Financials ETF	0.65%	October 2, 2009	November 16, 2012	December 10, 2009
Global X China Industrials ETF	0.65%	October 2, 2009	November 16, 2012	November 30, 2009
Global X China Materials ETF	0.65%	October 2, 2009	November 16, 2012	January 12, 2010
Global X NASDAQ China Technology ETF	0.65%	October 2, 2009	November 16, 2012	December 8, 2009
Global X Copper Miners ETF	0.65%	March 26, 2010	November 16, 2012	April 19, 2010
Global X Pure Gold Miners ETF	0.59%	March 26, 2010	November 16, 2012	March 14, 2011
Global X Platinum Miners ETF	0.65%	March 26, 2010	November 16, 2012
Global X Silver Miners ETF	0.65%	March 26, 2010	November 16, 2012	April 19, 2010
Global X Brazil Consumer ETF	0.77%	June 4, 2010	November 16, 2012	July 7, 2010
Global X Brazil Financials ETF	0.77%	June 4, 2010	November 16, 2012	July 28, 2010
Global X Brazil Industrials ETF	0.77%	June 4, 2010	November 16, 2012
Global X Brazil Materials ETF	0.77%	June 4, 2010	November 16, 2012
Global X Brazil Utilities ETF	0.77%	June 4, 2010	November 16, 2012
Global X Brazil Mid Cap ETF	0.69%	June 4, 2010	November 16, 2012	June 21, 2010
Global X China Mid Cap ETF	0.65%	June 4, 2010	November 16, 2012
Global X Lithium ETF	0.75%	June 4, 2010	November 16, 2012	July 22, 2010
Global X Uranium ETF	0.69%	June 4, 2010	November 16, 2012	November 4, 2010
Global X Gold Explorers ETF	0.65%	August 27, 2010	November 16, 2012	November 3, 2010
Global X Next 11 ETF	0.75%	November 17, 2010	November 16, 2012
Global X FTSE ASEAN 40 ETF	0.65%	November 17, 2010	November 16, 2012	February 16, 2011
Global X FTSE Andean 40 ETF	0.72%	November 17, 2010	November 16, 2012	February 2, 2011
Global X Junior Miners ETF	0.75%	November 17, 2010	November 16, 2012	March 16, 2011
Global X UK Small-Cap ETF	0.59%	February 25, 2011	November 16, 2012
Global X Hong Kong Small-Cap ETF	0.69%	February 25, 2011	November 16, 2012
Global X Germany Small-Cap ETF	0.59%	February 25, 2011	November 16, 2012
Global X Singapore Small-Cap ETF	0.69%	February 25, 2011	November 16, 2012

Name of Fund	Annual Supervision and Admin Fee	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X South Korea Small-Cap ETF	0.69%	February 25, 2011	November 16, 2012
Global X Taiwan Small-Cap ETF	0.69%	February 25, 2011	November 16, 2012
Global X Rare Earths ETF	0.65%	February 25, 2011	November 16, 2012
Global X Strategic Metals ETF	0.65%	February 25, 2011	November 16, 2012
Global X Fertilizers/Potash ETF	0.69%	February 25, 2011	November 16, 2012	May 25, 2011
Global X SuperDividend ETF	0.58%	February 25, 2011	November 16, 2012	June 8, 2011
Global X Canada Preferred ETF	0.58%	February 25, 2011	November 16, 2012	May 23, 2011
Global X MLP ETF	0.45%	May 11, 2011	November 16, 2012	April 18, 2012
Global X MLP Natural Gas ETF	0.58%	May 11, 2011	November 16, 2012
Global X FTSE Portugal 20 ETF	0.55%*	August 19, 2011	November 16, 2012
Global X FTSE Ukraine ETF	0.68%*	August 19, 2011	November 16, 2012
Global X FTSE Greece 20 ETF	0.55%*	August 19, 2011	November 16, 2012	December 7, 2011
Global X Hungary ETF	0.68%*	August 19, 2011	November 16, 2012
Global X Luxembourg ETF	0.55%*	August 19, 2011	November 16, 2012
Global X FTSE Morocco 20 ETF	0.68%*	August 19, 2011	November 16, 2012
Global X Czech Republic ETF	0.68%*	August 19, 2011	November 16, 2012
Global X Slovakia ETF	0.68%*	August 19, 2011	November 16, 2012
Global X Qatar ETF	0.68%*	August 19, 2011	November 16, 2012
Global X Kuwait ETF	0.68%*	August 19, 2011	November 16, 2012
Global X Nigeria ETF	0.68%*	August 19, 2011	November 16, 2012
Global X FTSE Bangladesh ETF	0.68%*	August 19, 2011	November 16, 2012
Global X FTSE Sri Lanka ETF	0.68%*	August 19, 2011	November 16, 2012
Global X Kazakhstan ETF	0.68%*	August 19, 2011	November 16, 2012
Global X FTSE Frontier Markets ETF	0.68%*	August 19, 2011	November 16, 2012
Global X Central America ETF	0.68%*	August 19, 2011	November 16, 2012
Global X Central and Northern Europe ETF	0.55%*	August 19, 2011	November 16, 2012
Global X Southern Europe ETF	0.55%*	August 19, 2011	November 16, 2012
Global X Eastern Europe ETF	0.68%*	August 19, 2011	November 16, 2012
Global X Central Asia ETF	0.68%*	August 19, 2011	November 16, 2012
Global X Sub-Saharan Africa ETF	0.68%*	August 19, 2011	November 16, 2012
Global X S&P Pan Arab ETF	0.68%*	August 19, 2011	November 16, 2012
Global X FTSE Toll Roads & Ports ETF	0.65%	August 19, 2011	November 16, 2012
Global X FTSE Railroads ETF	0.65%	August 19, 2011	November 16, 2012
Global X Land ETF	0.65%	August 19, 2011	November 16, 2012
Global X Cement ETF	0.69%	August 19, 2011	November 16, 2012
Global X Advanced Materials ETF	0.69%	August 19, 2011	November 16, 2012
Global X Social Media Index ETF	0.65%	August 19, 2011	November 16, 2012	November 14, 2011
Global X NASDAQ 100 Global Technology Index ETF	0.48%	November 11, 2011	November 16, 2012
Global X Permanent ETF	0.48%	November 11, 2011	November 16, 2012	February 7, 2012
Global X SuperIncome & MLP Index ETF	0.58%	February 24, 2012	November 16, 2012
Global X SuperIncome Preferred ETF	0.58%	February 24, 2012	November 16, 2012	July 16, 2012
Global X SuperIncome REIT ETF	0.58%	February 24, 2012	November 16, 2012
Global X Risk Parity ETF	0.58%	February 24, 2012	November 16, 2012
Global X Top Guru Holdings Index ETF	0.75%	May 25, 2012	November 16, 2012	June 4, 2012
Global X Value Guru Holdings Index ETF	0.65%	May 25, 2012	November 16, 2012
Global X Activist Investor Holdings Index ETF	0.75%	May 25, 2012	November 16, 2012
Global X Junior MLP ETF	0.75%	August 24, 2012	November 16, 2012

Name of Fund	Annual Supervision and Admin Fee	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X Latin America Consumer ETF	0.75%	August 24, 2012	November 16, 2012
Global X Asia Consumer ETF	0.75%	August 24, 2012	November 16, 2012
Global X Africa Consumer ETF	0.85%	August 24, 2012	November 16, 2012
Global X SuperDividend U.S. ETF	0.45%	November 16, 2012	November 16, 2012

*	Asset-based custody fees are not included in the annual Supervision and Administration fee. Asset-based custody fees will be borne by the respective fund.

GLOBAL X FUNDS
/s/ Bruno del Ama
By: Bruno del Ama
Title: President and CEO

GLOBAL X MANAGEMENT COMPANY LLC

/s/ Bruno del Ama
By: Bruno del Ama
Title: CEO